EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
  AMREP Corporation:


      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into AMREP Corporation's previously filed Registration Statements on Form S-8 Nos. 33-67114, 33-67116 and 333-17695. It should be noted that we have not audited any financial statements of AMREP Corporation subsequent to April 30, 1998 or performed any audit procedures subsequent to the date of our report.



                                    /s/ ARTHUR ANDERSEN LLP



Albuquerque, New Mexico
July 27, 1998